Exhibit 11

                                [Form of Opinion]

                                     Dechert
                              1775 Eye Street, N.W.
                              Washington, DC 20006


____________, 2000


Board of Directors
Pilgrim Investment Funds, Inc.
7337 E. Doubletree Ranch Road
Scottsdale, AZ 85258-2034

Re: Pilgrim Investment Funds, Inc.
    on behalf of Pilgrim MagnaCap Fund

Dear Gentlepersons:

We have acted as counsel to Pilgrim Investment Funds, Inc., a Maryland corporation, (the "Company"), and we have a general familiarity with the Company's business operations, practices and procedures. You have asked for our opinion regarding the issuance of shares of beneficial interest by the Company in connection with the acquisition by Pilgrim MagnaCap Fund, a series of the Company, of the assets of (i) Pilgrim LargeCap Leaders Fund, a series of Pilgrim Advisory Funds, Inc., and (ii) Pilgrim MidCap Value Fund, a series of Pilgrim Advisory Funds, Inc., which will be registered on a Form N-14 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission.

We have examined originals or certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Company and such other instruments, documents and records as we have deemed necessary in order to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

On the basis of the foregoing, it is our opinion that the shares of beneficial interest of the Company being registered under the Securities Act of 1933 in the Registration Statement have been duly authorized and will be legally and validly issued, fully paid and non-assessable by the Company upon transfer of the assets of Pilgrim LargeCap Leaders Fund and Pilgrim MidCap Value Fund pursuant to the terms of the Agreements and Plans of Reorganization included in the Registration Statement.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to all references to our firm therein.

Very truly yours,